1Q22 Results Presentation May 5, 2022 Exhibit 99

Forward-looking statements Some of the statements contained in this presentation may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, projections, plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases. You can also identify forward-looking statements by discussions of strategy, plans, or intentions. The forward-looking statements contained in this presentation reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement. While forward-looking statements reflect our good faith projections, assumptions and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law. Factors that could cause our results to differ materially include but are not limited to: (1) the continued course and severity of the COVID-19 pandemic, and its direct and indirect impacts (2) general economic conditions and real estate market conditions, (3) regulatory and/or legislative changes, (4) our customers' continued interest in loans and doing business with us, (5) market conditions and investor interest in our contemplated securitization and (6) changes in federal government fiscal and monetary policies. For a further discussion of these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements, see the section titled ''Risk Factors" previously disclosed in our Form 10-Q filed with the SEC on May 14, 2020, as well as other cautionary statements we make in our current and periodic filings with the SEC. Such filings are available publicly on our Investor Relations web page at www.velfinance.com.

1Q22 Highlights Production& Loan Portfolio Earnings Financing & Capital Net Income of $3.1 million and core net income(1) of $12.4 million; diluted EPS of $0.09 and core diluted EPS of $0.36 Core EPS growth of 23.3% from 4Q21 Portfolio net interest income was $28.5 million, a 10.9% increase from 4Q21 resulting from robust portfolio growth driven by record levels of mortgage production 1Q22 Portfolio NIM was 4.25%, consistent with 4.27% in 4Q21 Loan production volume in 1Q22 reached a new Velocity record at $581.4 million in unpaid principal balance (UPB), a 16.8% Q/Q increase from $497.8 million in 4Q21 Increased WAC(2) to 8.10% on April new applications volume of $338 million in UPB Loans Held for Investment (HFI) totaled $2.8 billion in UPB as of March 31, 2022, a 12.0% Q/Q increase from $2.5 billion as of December 31, 2021 Nonperforming loans as a % of the HFI portfolio decreased to 9.8% as of March 31, 2022, down from 10.9% as of December 31, 2021; total 1Q22 nonperforming loan resolution rate of 104.8%, compared to 104.0% for 4Q21. Refinanced our corporate debt, issuing $215.0 million in principal amount at a fixed rate of 7.125% per annum and paid-off higher-cost, floating-rate debt totaling $170.8 million in principal amount Completed the VCC 2022-1 securitization in February totaling $273.6 million of UPB Subsequent to Quarter-End Completed the VCC 2022-2 securitization in April totaling $252.6 million of UPB (1) “Core net income” is a non-GAAP measure which excludes non-recurring and/or unusual activities from GAAP net income. (2) Weighted Average Coupon

Core Income and Book Value Per Share Core Income Book Value Per Share Core Net Income totaled $12.4 million in 1Q22, an increase of 23.1% from 4Q21 1Q22 after-tax core income adjustments for non-recurring costs: Write-off of remaining unamortized deal costs and prepayment fees associated with the payoff of higher cost, floating rate corporate debt with a principal balance totaling $170.8 million Book value per share as of March 31, 2022, was $10.90(3), compared to $10.84(1) as of December 31, 2021 Core Net Income $12,407 (1) Based on 31,786,531 common shares outstanding as of December 31, 2021 and excludes unvested shares of common stock authorized for incentive compensation. (2) Includes increases to equity from stock-based compensation. (3) Based on 31,912,884 common shares outstanding as of March 31, 2022 and excludes unvested shares of common stock authorized for incentive compensation.. GAAP Net Income $3,121 (1) (3) (2) Deal cost write-off – corporate debt $5,567 Prepayment penalty on corporate debt refinancing $3,719 $(0.29) $0.10 $0.26

Loan Production Loan production totaled $581.4 million in UPB for 1Q22, a 16.8% Q/Q increase from $497.8 million in UPB in 4Q21 and 149.5% from $233.0 million in 1Q21 Traditional Commercial production was up $68.2 million in UPB from 4Q21, a 33.5% Q/Q increase driven by strong demand for multifamily and mixed-use properties   Investor 1-4 Rental production was up $26.2 million in UPB from 4Q21, a 9.8% Q/Q increase Demand for small business purpose loans remains strong despite higher mortgage rates Consumer demand for rentals remained high, with rent prices up 13.1 % from the prior year level(1) and the rent growth outlook remains strong given recent trends Increased WAC to 8.10% on April new application volume of $338 million in UPB Loan Production Volume ($ of UPB in millions) Robust Demand in 1Q22 Results in a New Quarterly Production Volume Record (1) CoreLogic

Loan Portfolio by Property Type The total loan portfolio as of March 31, 2022 was $2.9 billion in UPB, a 11.2% Q/Q increase from $2.6 billion in UPB as of December 31, 2021, and 44.5% from $2.0 billion as of March 31, 2021 Portfolio growth driven by record production volume and slower prepayments, partially offset by loan sales The weighted average coupon was 7.50% as of March 31, 2022, down from 7.76% as of December 31, 2021 Loan Portfolio (UPB in millions) (1) $ in thousands. Record Production Volumes Drives Portfolio Growth

HFI Portfolio(1) Fixed-rate loans comprise 70.5% of our loan portfolio The hybrid adjustable-rate loans(ARMs) comprise 29.5% of our loan portfolio Include a floor set at the initial fixed rate. Loans can only float above initial fixed rate and can never go below initial fixed rate Over 70% of the ARMs in our portfolio are in their floating-rate period $ in billions Held for Investment Portfolio and Financing Minimal Interest-Rate Risk Results From Fixed-Rate Loans Funded by Fixed-Rate MBS Portfolio Financing(1) Hybrid ARMs Fixed Rate 100% = $2.80 billion Velocity’s loan investments are financed by our proprietary securitizations and warehouse lines totaling $2.49 billion Fixed-rate securitizations comprised 82.6% of our loan portfolio financing Floating-rate securitizations comprise an immaterial amount of our portfolio financing Warehouse lines are short-term, floating-rate financing where loans reside for 3 - 4 months awaiting securitization 100% = $2.49 billion Fixed Rate Securitizations Floating-Rate Securitizations (1) As of March 31, 2022. Floating-rate Warehouse Lines $ UPB in Billions $ Outstanding Balance in Billions

Portfolio NIM(1) in 1Q22 was 4.25%, consistent with 4Q21 The portfolio weighted loan yield as of March 31, 2022 was 7.76% compared to 8.21% as of December 31, 2021 Portfolio-related debt cost was 4.00% as of March 31, 2022, a decrease of 58 bps Q/Q, primarily driven by the collapse of higher-cost securitizations in 4Q21 and $970 million of securitizations issued in 2021 at a fixed weighted average rate of 2.42% Portfolio Yield and Cost of Funds Portfolio Related Portfolio NIM Reflects Portfolio Growth; Lower Average Rates On Securitized Debt Portfolio Net Interest Income & NIM(1) Net Interest Margin (1) Net Interest Income and Net Interest Margin related to the loan portfolio only; excludes corporate debt. Portfolio Related ($ in millions) (2)

Nonperforming Loans(1) Nonperforming loans totaled $275.5 million in UPB as of March 31, 2022, or 9.8% of total loans held for investment, compared to $273.1 million, and 10.9%,respectively, as of December 31, 2021, and $335.0 million and 16.8%, respectively, as of March 31, 2021 1Q22 resolution UPB represented 13.7% of nonperforming loan UPB as of December 31, 2021 $ UPB in millions Loan Investment Portfolio Performance (1) For additional detail, please see page 18 in the Appendix of this presentation. Portfolio Performance Improvement Driven by Growth and Resolution Activities

1Q22 Asset Resolution Activity Resolution Activity Total NPL resolutions in 1Q22 totaled $37.4 million in UPB and realized net gains of $1.8 million, or 104.8% of UPB resolved Long-term loan resolutions in 1Q22 totaled $19.3 million in UPB and realized gains of $1.1 million Short-term loan resolutions in 1Q22 totaled $18.1 million in UPB and realized gains of $0.7 million NPL Loan Resolution Gains in 1Q22 Reflect Continued Strong Operational Execution

Velocity’s CECL reserve totaled $4.7 million as of March 31, 2022, a 9.4% increase from $4.3 million as of December 31, 2021, and a 20.7% decrease from $5.9 million as of March 31, 2021 Charge-offs in 1Q22 totaled $328.1 thousand compared to $142.7 thousand in 4Q21, and $68.8 thousand in 1Q21 Charge-offs in 1Q22 were consistent with the trailing five quarter charge-off average of $323.9 thousand per quarter CECL Reserve and Charge-Offs Loan Loss Reserve Loan Loss Reserve Increases With Portfolio Growth, Charge-offs Remain Low Charge-offs (1) Reflects the annualized quarter-to-date charge-offs to average nonperforming loans for the period. $ in thousands (1) Quarterly Periods At Period End

Durable Funding and Liquidity Strategy Two Securitizations Issued To Date in 2022(1); Substantial Available Warehouse Capacity Outstanding Debt Balances(2) ($ in Millions) (1) Through April 30, 2022. (2) Debt balances are net of issuance costs and discounts as reported in the consolidated balance sheet. (3) Represents the remaining balance of securitization issuances outstanding net of issuance costs and discounts as of period end. (4) As of 3/31/22, four of five warehouse lines have non-mark-to-market features and staggered maturities Non-Recourse Debt Recourse Debt (3) Outstanding debt was $2.7 billion as of March 31, 2022, an increase of $293 million The net increase in non-recourse securitization debt resulted from the issuance of VCC-2022-1 in February Senior corporate debt was refinanced and upsized by $46 million Available warehouse line capacity was $225.3 million as of March 31, 2022, Recourse debt to equity was 1.8X as of March 31, 2022, compared to 1.3X as of December 31, 2021, resulting from the upsizing of our corporate debt Completed the VCC-2022-2 securitization in April totaling $252.6 million of UPB (4)

Economic Value of Equity

Economic Value of Equity is significantly higher than GAAP Book Value of Equity

- We elect to carry our securitizations at amortized cost to minimize volatility
  - The graph below reflects our estimate of economic value of equity (a non-GAAP financial measure) by adding the net present value of expected future gains embedded in the securitized portfolio and the value of our unique origination platform – our estimate of economic value of equity does not represent a substitute for GAAP book value of equity
- Recent M&A precedents for business purpose lenders demonstrate significant platform/franchise values that investors are ascribing to businesses like Velocity Financial
  - These transactions have demonstrated platform values of $200MM+ based on ~10%+ of annual origination run rate

Economic Value of Equity



Platform Value
$200,000 +
$5.85+
Embedded Gain in Securitized Portfolio(1)
$241,526
$7.06
Fully Diluted Value of Equity(2)
$355,349
$10.39
$805,991
$23.30+ EVPS(3)
Fully Diluted Value of Equity
Embedded gain - securitized portfolio
Platform value

(1) Embedded gain in securitized portfolio assumes a 10% discount rate of projected securitization earnings and is net of $67,276,617 of deferred loan origination costs and securitization deal costs

(2) Fully Diluted Value of Equity assumes 3/31/2022 GAAP Book Value of Stockholders' Equity of $344.4MM + $10.9MM from pro forma exercise of all warrants.

(3) Economic Value of Equity per Share ("EVPS") calculated using 34,204,463 weighted average shares outstanding assuming dilution impact based on Velocity's average stock price for Q1 2022.

13 | velocity Financial Inc.

Macroeconomic and geopolitical uncertainties have increased; however, mortgage credit fundamentals remain healthy Pace of real estate price appreciation expected to normalize from record levels Credit spreads likely to remain volatile Robust investor loan demand expected Rental price growth trends very strong Consumer demand for rentals increasing Tangible investment / inflation hedge Transaction focus (less rate sensitive) Mortgage Broker interest in business purpose loans growing Outlook for Velocity’s Key Business Drivers MARKET CREDIT CAPITAL Targeting four to five additional securitizations in 2022 Two transactions completed to date Targeting the collapse of higher-cost securitizations issued during the pandemic Expected to reduce securitized debt cost and free up capital for growth Strong Demand for Commercial Investor Loan Expected to Continue Operating leverage: Portfolio growth to drive higher net interest income, improved ROE Targeting an average net interest margin of ~ 4.0% Stable core earnings from locked in portfolio spread EARNINGS

Appendix

Velocity Financial, Inc. Balance Sheet

Velocity Financial, Inc. Income Statement (Quarter)

HFI Portfolio Delinquency Trends

Loan Portfolio Rollforward $(149.8) $(144.1) Loan Portfolio Rollforward (UPB in millions) (1) $585.8 $(2.3) (1) Includes $0.48 million in UPB of repurchased loans and $4.0 million in UPB of loan acquisitions.

HFI Loan Portfolio Portfolio by Property Type (100% = $2.80 billion UPB)(1) (1) As of March 31, 2022 Portfolio by State

Adjusted Financial Metric Reconciliation: Adjusted Financial Metric Reconciliation to GAAP Net Income